Exhibit 99.1
SI-BONE Announces Preliminary Revenue for the Fourth Quarter and Full Year 2023
Fiscal Year 2023 revenue of $138.5 - $138.7 million representing growth of over 30%

SANTA CLARA, Calif., January 8, 2024 – SI-BONE, Inc. (Nasdaq: SIBN), a medical device company dedicated to solving musculoskeletal disorders of the sacropelvic anatomy, today announced its preliminary and unaudited revenue for fourth quarter and full year 2023.

Fourth Quarter 2023 Summary
•Worldwide revenue expected to be in the range of $38.5-$38.7 million, representing growth of approximately 21% compared to the prior year period
•U.S. revenue expected to be in the range of $36.5-$36.6 million, representing growth of approximately 22% compared to the prior year period
•Ended the quarter with approximately 1,130 active surgeons in the U.S., representing growth of approximately 22% compared to the prior year period

Fiscal Year 2023 Summary
•Worldwide revenue expected to be in the range of $138.5-138.7 million, representing growth of approximately 30% compared to the prior year period
•U.S. revenue expected to be in the range of $130.5-$130.6 million, representing growth of approximately 32% compared to the prior year period

Cash and marketable securities are expected to be approximately $166.0 million as of December 31, 2023, implying net cash usage of $0.8 million in the fourth quarter.

The fourth quarter and full year 2023 revenue and cash and marketable securities included in this release are preliminary and prior to the completion of SI-BONE's financial closing procedures and audit procedures by its external auditors and therefore may be subject to adjustment. SI-BONE expects to provide fourth quarter and full year 2023 financial results during its fourth quarter 2023 earnings call in February 2024.

About SI-BONE, Inc.

SI-BONE (NASDAQ: SIBN) is a global leader in technology for surgical treatment of musculoskeletal disorders of the sacropelvic anatomy. Since pioneering minimally invasive SI joint surgery in 2009, SI-BONE has supported over 3,600 surgeons in performing a total of over 95,000 sacropelvic procedures. A unique body of clinical evidence supports the use of SI-BONE’s technologies, including two randomized controlled trials and over 125 peer reviewed publications. SI-BONE has leveraged its leadership in minimally invasive SI joint fusion to commercialize novel solutions for adjacent markets, including adult deformity, spinopelvic fixation and pelvic trauma.

For additional information on the company or the products including risks and benefits, please visit www.si-bone.com.

iFuse Bedrock Granite, iFuse-TORQ and SI-BONE are registered trademarks of SI-BONE, Inc. ©2024 SI-BONE, Inc. All Rights Reserved.

Forward Looking Statements

The statements in this press release regarding expectations of future events or results, including SI-BONE’s expectations of continued revenue and procedure growth and financial outlook, contained in this press release are "forward-looking" statements. These forward-looking statements are based on SI-BONE's current expectations and inherently involve significant risks and uncertainties. These risks include preliminary fourth quarter and full year 2023 revenue and cash and marketable securities, which is subject to continued review by SI-BONE and its auditors and significant adjustments may be made before final results are determined, SI-BONE's ability to introduce and commercialize new products and indications, SI-BONE's ability to maintain favorable reimbursement for procedures using its products, the impact of any future economic weakness on the ability and desire of patients to undergo elective procedures including those using SI-BONE's devices, SI-BONE's ability to manage risks to its supply chain, and future capital requirements driven by new surgical systems requiring instrument tray investment. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these and other risks and uncertainties, many of which are described in the company's most recent filings on Form 10-K and Form 10-Q, and the company’s other filings with the Securities and Exchange Commission (SEC) available at the SEC's Internet site (www.sec.gov), especially under the caption "Risk Factors." SI-BONE does not undertake any obligation to update forward-looking statements and expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein, except as required by law.

Investor Contact
Saqib Iqbal
Sr. Director, FP&A and Investor Relations
investors@SI-BONE.com